Contact:	Mark E. Secor
Chief Financial Officer
Phone:	(219) 873–2611
Fax:	(219) 874–9280
Date:	April 26, 2023

FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Reports First Quarter 2023 Results

Michigan City, Indiana, April 26, 2023 (GLOBE NEWSWIRE) – (NASDAQ GS: HBNC) – Horizon Bancorp, Inc. (“Horizon” or the “Company”) announced its unaudited financial results for the three months ended March 31, 2023.

“Horizon Bank is proud to announce reaching a significant new milestone of our 150th anniversary of continuous banking operations. We have planned celebrations to honor this occasion throughout the year and, as we like to say, we are 150 years strong!” Chairman and Chief Executive Officer Craig M. Dwight said.

“Our enduring relationships with in–market clients and our advisors' focus on serving local businesses, consumers and communities are reflected in Horizon's stable deposits, growing loans and low credit costs in the first quarter,” Mr. Dwight continued. “Our organization's long–standing 150 year commitment to operational excellence and effective technology implementation was also evident in Horizon's first quarter results, including meaningful non–interest expense reductions and earnings per share of $0.42. Given our strong depositor relationships and lending opportunities in attractive Midwest markets, ample sources of liquidity, active balance sheet management, and talented advisors, we believe Horizon is very well positioned for continued success for 2023 and beyond."

First Quarter 2023 Highlights

•Deposits totaled $5.70 billion at period end, declining $155.8 million during the quarter, primarily due to a $122.2 million reduction in balances by municipal and other public depositors that have otherwise largely maintained their banking relationship with Horizon.

•Consumer and commercial deposits totaled $4.28 billion at period end, declining just $33.6 million during the quarter.

•75% of total deposits at period end were FDIC insured, collateralized, or third–party insured, and the average tenure of all deposit accounts with Horizon exceeded 10 years.

•The average deposit account balance at period end was less than $25,000 for consumer and commercial depositors and less than $195,000 for all accounts including those of large public depositors.

•Horizon's loan–to–deposit ratio was 74.5% at period end, as total loans increased by an annualized rate of 8.3% year–to–date and a rate of 2.1% quarter over quarter, fueled by growth in commercial, consumer and residential balances.

•Asset quality remained solid with total loan delinquency at 0.33% of total loans and net charge–offs to average loans of 0.01% during the quarter.

•Non–interest expense of $34.5 million in the first quarter declined 3.3% from the linked quarter and 2.1% from the prior year period. Non–interest expense in the first quarter represented 1.79% of average assets on an annualized basis, improving from 1.84%, in the linked quarter and 1.95% in the prior year period.

Horizon Bancorp, Inc. Reports First Quarter 2023 Results
•Net income totaled $18.2 million, compared to $21.2 million in the fourth quarter of 2022 and $23.6 million in the prior year period. Diluted earnings per share (“EPS”) of $0.42 compared to $0.48 for the fourth quarter of 2022 and $0.54 for the first quarter of 2022.

•Deposit betas increased to 51% on total interest bearing deposits in the first quarter compared to a 32% deposit beta during the previous quarter.

•During the first quarter of 2023, unrealized losses on available for sale investments declined to $121.5 million compared to unrealized losses of $140.1 million at December 31, 2022. As a result our tangible capital ratio increased from 6.56% at December 31, 2022 to 6.87% at March 31, 2023.

•Horizon's book value per share and tangible book value per share increased to $16.11 and $12.17 compared to $15.55 and $11.59 in the linked quarter and $15.55 and $11.54 in the first quarter of 2022.

•The Bank’s capital position was still robust with leverage and risk based capital ratios of 8.86% and 13.15%, respectively.

•Horizon's annualized dividend yield was 5.79% as of March 31, 2023.

•On January 17, 2023, Horizon's Board of Directors approved the appointment of Thomas M. Prame to serve as the Chief Executive Officer of both Horizon and Horizon Bank (the “Bank”), effective June 1, 2023. Craig M. Dwight will retain the title of Chief Executive Officer until June 1, 2023 and retire as an employee from Horizon and the Bank effective July 3, 2023. Mr. Dwight will continue as the Chairman of the Board of Directors of both Horizon and the Bank.

Summary

	For the Three Months Ended
	March 31,	December 31,	March 31,
Net Interest Income and Net Interest Margin	2023	2022	2022
Net interest income	$45,237	$48,782	$46,831
Net interest margin	2.67%	2.85%	2.90%
Adjusted net interest margin	2.65%	2.83%	2.85%

	For the Three Months Ended
	March 31,	December 31,	March 31,
Asset Yields and Funding Costs	2023	2022	2022
Interest earning assets	4.17%	3.88%	3.13%
Interest bearing liabilities	1.85%	1.29%	0.30%

	For the Three Months Ended
Non-interest Income and	March 31,	December 31,	March 31,
Mortgage Banking Income	2023	2022	2022
Total non–interest income	$9,620	$10,674	$14,155
Gain on sale of mortgage loans	785	1,196	2,027
Mortgage servicing income net of impairment	713	637	3,489

	For the Three Months Ended
	March 31,	December 31,	March 31,
Non-interest Expense	2023	2022	2022
Total non–interest expense	$34,524	$35,711	$35,270
Annualized non–interest expense to average assets	1.79%	1.84%	1.95%

Horizon Bancorp, Inc. Reports First Quarter 2023 Results

	For the Three Months Ended
	March 31,	December 31,	March 31,
Credit Quality	2023	2022	2022
Allowance for credit losses to total loans	1.17%	1.21%	1.41%
Non–performing loans to total loans	0.47%	0.52%	0.54%
Percent of net charge–offs to average loans outstanding for the period	0.01%	0.01%	0.00%

	March 31,	Net Reserve	December 31,
Allowance for Credit Losses	2023	1Q23	2022
Commercial	$31,156	$(1,289)	$32,445
Retail Mortgage	4,447	(1,130)	5,577
Warehouse	798	(222)	1,020
Consumer	13,125	1,703	11,422
Allowance for Credit Losses (“ACL”)	$49,526	$(938)	$50,464
ACL / Total Loans	1.17%		1.21%
Acquired Loan Discount (“ALD”)	$6,158	$(121)	$6,279

“Horizon's first quarter profitability metrics included net income of $18.2 million, return on average assets of 0.94% and return on average tangible equity of 14.18%, which were impacted by the effects of industry wide competition for deposits and the rising interest rate environment,” Mr. Dwight said. “Looking ahead, we believe Horizon will continue to benefit from new loan originations replacing lower–yielding payoffs and paydowns, our liquidity position and prudent deposit pricing, continued expense management discipline, relatively low credit costs, and active management of our investment portfolio.”

Income Statement Highlights

Net income for the first quarter of 2023 was $18.2 million, or $0.42 diluted earnings per share, compared to $21.2 million, or $0.48, for the linked quarter and $23.6 million, or $0.54, for the prior year period.

The change in net income for the first quarter of 2023 when compared to the fourth quarter of 2022 reflects a decrease in non–interest expense of $1.2 million and lower income tax expense of $786,000, offset by a decrease in net interest income of $3.5 million, lower non–interest income of $1.1 million, which included a $500,000 loss on the sale of approximately $64.0 million of investment securities, and an increase in credit loss expense of $311,000.
Non–interest expense of $34.5 million in the first quarter of 2023 reflected a $1.3 million decrease in salaries and employee benefits, a $268,000 decrease in outside services and consultants, a $215,000 decrease in data processing expense and a $163,000 decrease in loan expense, offset by a $369,000 increase in other expense from the linked quarter.

Net income for the first quarter of 2023 compared to the same prior year period reflects a decrease in non–interest income of $4.5 million, a decrease in net interest income of $1.6 million, and an increase in credit loss expense of $1.6 million. These results are offset by a decrease in income tax expense of $1.7 million and a decrease in non–interest expense of $746,000.

Net Interest Margin

Horizon’s net interest margin was 2.67% for the first quarter of 2023 compared to 2.85% for the fourth quarter of 2022. The decrease in net interest margin reflects an increase in the cost of interest bearing liabilities of 56 basis points, offset by an increase in the yield on interest earning assets of 29 basis points. Additionally, interest income from acquisition–related purchase accounting adjustments was $64,000 lower during the first quarter of 2023 when compared to the fourth quarter of 2022.

Net interest margin was 2.67% for the first quarter of 2023 compared to 2.90% for the first quarter of 2022. The decrease in net interest margin reflects an increase in the cost of interest bearing liabilities of 155 basis points, offset by an increase in the yield on interest earning assets of 104 basis points. Additionally, interest income from acquisition–related purchase accounting adjustments was $549,000 lower during the first quarter of 2023 when compared to the first quarter of 2022.

Horizon Bancorp, Inc. Reports First Quarter 2023 Results
Net interest margin, excluding acquisition–related purchase accounting adjustments (“adjusted net interest margin”), was 2.65% for the first quarter of 2023, compared to 2.83% for the linked quarter and 2.85% for the first quarter of 2022. Interest income from acquisition–related purchase accounting adjustments was $367,000, $431,000 and $916,000 for the three months ended March 31, 2023, December 31, 2022 and March 31, 2022, respectively. (See the “Non–GAAP Reconciliation of Net Interest Margin” table below).

Lending Activity

Total loan balances and loans held for sale increased to $4.25 billion on March 31, 2023 compared to $4.16 billion on December 31, 2022. During the three months ended March 31, 2023, commercial loans increased $38.0 million, consumer loans increased $58.3 million, and residential mortgage loans increased $9.2 million, offset by decreases in mortgage warehouse loans of $16.6 million and loans held for sale of $3.4 million.

Loan Growth by Type
(Dollars in Thousands, Unaudited)
	March 31,	December 31,	QTD	QTD	Annualized
	2023	2022	$ Change	% Change	% Change
Commercial	$2,505,459	$2,467,422	$38,037	1.5%	6.3%
Residential mortgage	662,459	653,292	9,167	1.4%	5.7%
Consumer	1,026,076	967,755	58,321	6.0%	24.4%
Subtotal	4,193,994	4,088,469	105,525	2.6%	10.5%
Loans held for sale	2,409	5,807	(3,398)	(58.5)%	(237.3)%
Mortgage warehouse	52,957	69,529	(16,572)	(23.8)%	(96.7)%
Total loans and loans held for sale	$4,249,360	$4,163,805	$85,555	2.1%	8.3%

Deposit Activity

Total deposit balances of $5.70 billion on March 31, 2023 declined 2.66% compared to $5.86 billion on December 31, 2022.

Deposit Growth by Type
(Dollars in Thousands, Unaudited)
	March 31,	December 31,	QTD	QTD	Annualized
	2023	2022	$ Change	% Change	% Change
Non–interest bearing	$1,231,845	$1,277,768	$(45,923)	(3.6)%	(14.6)%
Interest bearing	3,402,525	3,582,891	(180,366)	(5.0)%	(20.4)%
Time deposits	1,067,575	997,115	70,460	7.1%	28.7%
Total deposits	$5,701,945	$5,857,774	$(155,829)	(2.7)%	(10.8)%

Horizon Bancorp, Inc. Reports First Quarter 2023 Results
Expense Management

	Three Months Ended
	March 31,	December 31,	QTD	QTD
	2023	2022	$ Change	% Change
Non–interest Expense
Salaries and employee benefits	$18,712	$19,978	$(1,266)	(6.3)%
Net occupancy expenses	3,563	3,279	284	8.7%
Data processing	2,669	2,884	(215)	(7.5)%
Professional fees	533	694	(161)	(23.2)%
Outside services and consultants	2,717	2,985	(268)	(9.0)%
Loan expense	1,118	1,281	(163)	(12.7)%
FDIC insurance expense	540	388	152	39.2%
Core deposit intangible amortization	903	925	(22)	(2.4)%
Other losses	221	118	103	87.3%
Other expense	3,548	3,179	369	11.6%
Total non–interest expense	$34,524	$35,711	$(1,187)	(3.4)%
Annualized non–interest expense to average assets	1.79%	1.84%

Total non–interest expense was $1.2 million lower in the first quarter of 2023 when compared to the fourth quarter of 2022. The decrease in expenses was primarily due to a decrease in salaries and employee benefits of $1.3 million from lower salary and incentive compensation expense, a decrease in outside services and consultants expense of $268,000 and a decrease in data processing expense of $215,000, offset by an increase in other expense of $369,000 and net occupancy expenses of $284,000.

	Three Months Ended
	March 31,	March 31,	QTD	QTD
	2023	2022	$ Change	% Change
Non–interest Expense
Salaries and employee benefits	$18,712	$19,735	$(1,023)	(5.2)%
Net occupancy expenses	3,563	3,561	2	0.1%
Data processing	2,669	2,537	132	5.2%
Professional fees	533	314	219	69.7%
Outside services and consultants	2,717	2,525	192	7.6%
Loan expense	1,118	1,205	(87)	(7.2)%
FDIC insurance expense	540	725	(185)	(25.5)%
Core deposit intangible amortization	903	926	(23)	(2.5)%
Other losses	221	168	53	31.5%
Other expense	3,548	3,574	(26)	(0.7)%
Total non–interest expense	$34,524	$35,270	$(746)	(2.1)%
Annualized non–interest expense to average assets	1.79%	1.95%

Total non–interest expense was $746,000 lower in the first quarter of 2023 when compared to the first quarter of 2022 primarily due to an decrease in salaries and incentive compensation expense of $1.0 million and a decrease in FDIC insurance expense of $185,000, offset by an increase in professional fees of $219,000 and outside services and consultants expense of $192,000.
Annualized non–interest expense as a percent of average assets was 1.79%, 1.84% and 1.95% for the three months ended March 31, 2023, December 31, 2022 and March 31, 2022, respectively.

Horizon Bancorp, Inc. Reports First Quarter 2023 Results
Income tax expense totaled $1.9 million for the first quarter of 2023, a decrease of $786,000 when compared to the fourth quarter of 2022 and a decrease of $1.7 million when compared to the first quarter of 2022.

Capital

The capital resources of the Company and the Bank exceeded regulatory capital ratios for “well capitalized” banks at March 31, 2023. Stockholders’ equity totaled $702.6 million at March 31, 2023 and the ratio of average stockholders’ equity to average assets was 8.86% for the three months ended March 31, 2023.

Tangible book value, which excludes intangible assets from total equity, per common share (“TBVPS”) increased $0.58 during the three months ended March 31, 2023 to $12.17.

The following table presents the actual regulatory capital dollar amounts and ratios of the Company and the Bank as of March 31, 2023.

	Actual		Required for Capital Adequacy Purposes		Required for Capital Adequacy Purposes with Capital Buffer		Well Capitalized Under Prompt Corrective Action Provisions
	$	Ratio	$	Ratio	$	Ratio	$	Ratio
Total capital (to risk–weighted assets)
Consolidated	$791,701	13.97%	$453,270	8.00%	$594,917	10.50%	N/A	N/A
Bank	736,730	13.15%	448,323	8.00%	588,425	10.50%	$560,404	10.00%
Tier 1 capital (to risk–weighted assets)
Consolidated	742,175	13.10%	339,952	6.00%	481,599	8.50%	N/A	N/A
Bank	687,204	12.26%	336,243	6.00%	476,344	8.50%	448,323	8.00%
Common equity tier 1 capital (to risk–weighted assets)
Consolidated	621,647	10.97%	254,964	4.50%	396,611	7.00%	N/A	N/A
Bank	687,241	12.26%	252,182	4.50%	392,283	7.00%	364,263	6.50%
Tier 1 capital (to average assets)
Consolidated	742,175	10.06%	295,058	4.00%	295,058	4.00%	N/A	N/A
Bank	687,204	8.86%	310,127	4.00%	310,127	4.00%	387,658	5.00%

Liquidity

The Bank maintains a stable base of core deposits provided by long–standing and new relationships with individuals and local businesses. These deposits are the principal source of liquidity for Horizon. Other sources of liquidity for Horizon include earnings, loan repayments, investment security cash flows, proceeds from the sale of residential mortgage loans, unpledged investment securities and borrowing relationships with correspondent banks, including the Federal Home Loan Bank of Indianapolis (the “FHLB”). On March 31, 2023, in addition to liquidity available from the normal operating, funding, and investing activities of Horizon, the Bank had approximately $1.65 billion in unused credit lines with various money center banks, including the FHLB and the Federal Reserve Bank. The Bank had approximately $666.3 million of unpledged investment securities on March 31, 2023.

Horizon Bancorp, Inc. Reports First Quarter 2023 Results
Forward Looking Statements

This press release may contain forward–looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward–looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission (the “SEC”). Forward–looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward–looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward–looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: current financial conditions within the banking industry, including the effects of recent failures of other financial institutions, liquidity levels, and responses by the Federal Reserve, Department of the Treasury, and the Federal Deposit Insurance Corporation to address these issues; changes in the level and volatility of interest rates, changes in spreads on earning assets and changes in interest bearing liabilities; increased interest rate sensitivity; the ability of Horizon to remediate its material weaknesses in its internal control over financial reporting; continuing increases in inflation; loss of key Horizon personnel; increases in disintermediation; potential loss of fee income, including interchange fees, as new and emerging alternative payment platforms take a greater market share of the payment systems; estimates of fair value of certain of Horizon’s assets and liabilities; changes in prepayment speeds, loan originations, credit losses, market values, collateral securing loans and other assets; changes in sources of liquidity; continuing risks and uncertainties relating to the COVID–19 pandemic and government responses thereto; legislative and regulatory actions and reforms; changes in accounting policies or procedures as may be adopted and required by regulatory agencies; litigation, regulatory enforcement, and legal compliance risk and costs; rapid technological developments and changes; cyber terrorism and data security breaches; the rising costs of cybersecurity; the ability of the U.S. federal government to manage federal debt limits; climate change and social justice initiatives; material changes outside the U.S. or in overseas relations, including changes in U.S. trade relations related to imposition of tariffs, Brexit, and the phase out of the London Interbank Offered Rate (“LIBOR”); the inability to realize cost savings or revenues or to effectively implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; acts of terrorism, war and global conflicts, such as the Russia and Ukraine conflict; and supply chain disruptions and delays. These and additional factors that could cause actual results to differ materially from those expressed in the forward–looking statements are discussed in Horizon’s reports (such as the Annual Report on Form 10–K, Quarterly Reports on Form 10–Q, and Current Reports on Form 8–K) filed with the SEC and available at the SEC’s website (www.sec.gov). Undue reliance should not be placed on the forward–looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward–looking statement to reflect the events or circumstances after the date on which the forward–looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Horizon Bancorp, Inc. Reports First Quarter 2023 Results

Financial Highlights
(Dollars in Thousands, Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Balance sheet:
Total assets	$7,897,995	$7,872,518	$7,718,695	$7,640,936	$7,420,328
Interest earning deposits & federal funds sold	30,221	12,233	7,302	5,646	20,827
Interest earning time deposits	3,098	2,812	2,814	3,799	4,046
Investment securities	2,958,978	3,020,306	3,017,191	3,093,792	3,118,641
Commercial loans	2,505,459	2,467,422	2,403,743	2,363,991	2,259,327
Mortgage warehouse loans	52,957	69,529	73,690	116,488	105,118
Residential mortgage loans	662,459	653,292	634,901	608,582	593,372
Consumer loans	1,026,076	967,755	919,198	866,819	768,854
Total loans	4,246,951	4,157,998	4,031,532	3,955,880	3,726,671
Earning assets	7,273,921	7,225,833	7,087,368	7,088,737	6,898,208
Non–interest bearing deposit accounts	1,231,845	1,277,768	1,315,155	1,328,213	1,325,570
Interest bearing transaction accounts	3,402,525	3,582,891	3,736,798	3,760,890	3,782,644
Time deposits	1,067,575	997,115	778,885	756,482	743,283
Total deposits	5,701,945	5,857,774	5,830,838	5,845,585	5,851,497
Borrowings	1,311,927	1,142,949	1,048,091	959,222	728,664
Subordinated notes	58,933	58,896	58,860	58,823	58,786
Junior subordinated debentures issued to capital trusts	57,087	57,027	56,966	56,907	56,850
Total stockholders’ equity	702,559	677,375	644,993	657,865	677,450

Horizon Bancorp, Inc. Reports First Quarter 2023 Results

Financial Highlights
(Dollars in Thousands Except Share and Per Share Data and Ratios, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Income statement:
Net interest income	$45,237	$48,782	$53,395	$53,008	$48,171
Credit loss expense (recovery)	242	(69)	(601)	240	(1,386)
Non–interest income	9,620	10,674	10,188	12,434	14,155
Non–interest expense	34,524	35,711	38,350	36,368	36,610
Income tax expense	1,863	2,649	2,013	3,975	3,539
Net income	$18,228	$21,165	$23,821	$24,859	$23,563

Per share data:
Basic earnings per share	$0.42	$0.49	$0.55	$0.57	$0.54
Diluted earnings per share	0.42	0.48	0.55	0.57	0.54
Cash dividends declared per common share	0.16	0.16	0.16	0.16	0.15
Book value per common share	16.11	15.55	14.80	15.10	15.55
Tangible book value per common share	12.17	11.59	10.82	11.11	11.54
Market value – high	16.32	20.00	20.59	19.21	23.54
Market value – low	$10.31	$14.51	$16.74	$16.72	$18.67
Weighted average shares outstanding – Basis	43,583,554	43,574,151	43,573,370	43,572,796	43,554,713
Weighted average shares outstanding – Diluted	43,744,721	43,667,953	43,703,793	43,684,691	43,734,556

Key ratios:
Return on average assets	0.94%	1.09%	1.24%	1.33%	1.31%
Return on average common stockholders’ equity	10.66	12.72	13.89	14.72	13.34
Net interest margin	2.67	2.85	3.04	3.13	2.90
Allowance for credit losses to total loans	1.17	1.21	1.27	1.32	1.41
Average equity to average assets	8.86	8.55	8.91	9.06	9.79
Efficiency ratio	62.93	60.06	59.33	54.91	57.83
Annualized non–interest expense to average assets	1.74	1.84	1.91	1.90	1.95
Bank only capital ratios:
Tier 1 capital to average assets	8.86	8.89	8.84	8.85	8.83
Tier 1 capital to risk weighted assets	12.26	12.72	12.74	12.87	13.23
Total capital to risk weighted assets	13.15	13.59	13.65	13.83	14.25

Horizon Bancorp, Inc. Reports First Quarter 2023 Results

Financial Highlights
(Dollars in Thousands Except Ratios, Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Loan data:
Substandard loans	$49,804	$56,194	$57,932	$59,377	$57,928
30 to 89 days delinquent	13,971	10,709	6,970	6,739	6,358

Non–performing loans:
90 days and greater delinquent – accruing interest	137	92	193	210	107
Trouble debt restructures – accruing interest	—	2,570	2,529	2,535	2,372
Trouble debt restructures – non–accrual	—	1,548	1,665	1,345	1,501
Non–accrual loans	19,660	17,630	14,771	16,116	16,133
Total non–performing loans	$19,797	$21,840	$19,158	$20,206	$20,113
Non–performing loans to total loans	0.47%	0.52%	0.47%	0.51%	0.54%

Allocation of the Allowance for Credit Losses
(Dollars in Thousands, Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Commercial	$31,156	$32,445	$33,806	$34,802	$37,789
Residential mortgage	4,447	5,577	5,137	4,422	4,351
Mortgage warehouse	798	1,020	1,024	1,067	1,055
Consumer	13,125	11,422	11,402	12,059	9,313
Total	$49,526	$50,464	$51,369	$52,350	$52,508

Net Charge–offs (Recoveries)
(Dollars in Thousands Except Ratios, Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Commercial	$104	$(94)	$51	$(75)	$38
Residential mortgage	(6)	(8)	(75)	40	(10)
Mortgage warehouse	—	—	—	—	—
Consumer	281	387	162	319	108
Total	$379	$285	$138	$284	$136
Percent of net charge–offs (recoveries) to average loans outstanding for the period	0.01%	0.01%	0.00%	0.01%	0.00%

Horizon Bancorp, Inc. Reports First Quarter 2023 Results

Total Non–performing Loans
(Dollars in Thousands Except Ratios, Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Commercial	$8,523	$9,330	$7,199	$8,008	$7,844
Residential mortgage	6,926	8,123	8,047	8,469	8,584
Mortgage warehouse	—	—	—	—	—
Consumer	4,348	4,387	3,912	3,729	3,685
Total	$19,797	$21,840	$19,158	$20,206	$20,113
Non–performing loans to total loans	0.47%	0.52%	0.47%	0.51%	0.54%

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Commercial	$1,567	$1,881	$3,206	$1,414	$2,245
Residential mortgage	203	107	22	—	170
Mortgage warehouse	—	—	—	—	—
Consumer	78	152	14	58	5
Total	$1,848	$2,140	$3,242	$1,472	$2,420

Horizon Bancorp, Inc. Reports First Quarter 2023 Results

Average Balance Sheets
(Dollars in Thousands, Unaudited)
	Three Months Ended			Three Months Ended
	March 31, 2023			March 31, 2022
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest earning assets
Federal funds sold	$7,767	$83	4.33%	$237,605	$91	0.16%
Interest earning deposits	8,780	70	3.23%	20,673	24	0.47%
Investment securities – taxable	1,727,369	8,725	2.05%	1,646,525	7,391	1.82%
Investment securities – non–taxable (1)	1,314,129	7,556	2.95%	1,279,082	6,697	2.69%
Loans receivable (2) (3)	4,143,221	55,364	5.44%	3,630,871	36,539	4.10%
Total interest earning assets	7,201,266	71,798	4.17%	6,814,756	50,742	3.13%
Non–interest earning assets
Cash and due from banks	103,563			104,676
Allowance for credit losses	(50,337)			(54,307)
Other assets	576,614			454,550
Total average assets	$7,831,106			$7,319,675

Liabilities and Stockholders’ Equity
Interest bearing liabilities
Interest bearing deposits	$4,502,199	$14,819	1.33%	$4,478,621	$1,496	0.14%
Borrowings	1,053,317	9,268	3.57%	503,846	1,043	0.84%
Repurchase agreements	138,749	503	1.47%	139,742	37	0.11%
Subordinated notes	58,910	880	6.06%	58,763	880	6.07%
Junior subordinated debentures issued to capital trusts	57,048	1,091	7.76%	56,807	455	3.25%
Total interest bearing liabilities	5,810,223	26,561	1.85%	5,237,779	3,911	0.30%
Non–interest bearing liabilities
Demand deposits	1,255,697			1,322,781
Accrued interest payable and other liabilities	71,714			42,774
Stockholders’ equity	693,472			716,341
Total average liabilities and stockholders’ equity	$7,831,106			$7,319,675

Net interest income / spread		$45,237	2.32%		$46,831	2.83%
Net interest income as a percent of average interest earning assets (1)			2.67%			2.90%

(1) Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2) Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3) Non–accruing loans for the purpose of the computation above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

Horizon Bancorp, Inc. Reports First Quarter 2023 Results

Condensed Consolidated Balance Sheets
(Dollars in Thousands)

	March 31, 2023	December 31, 2022
	(Unaudited)
Assets
Cash and due from banks	$134,722	$123,505
Interest earning time deposits	3,098	2,812
Investment securities, available for sale	943,441	997,558
Investment securities, held to maturity (fair value $1,709,392 and $1,681,309)	2,015,537	2,022,748
Loans held for sale	2,409	5,807
Loans, net of allowance for credit losses of $49,526 and $50,464	4,197,425	4,107,534
Premises and equipment, net	91,814	92,677
Federal Home Loan Bank stock	32,264	26,677
Goodwill	155,211	155,211
Other intangible assets	16,336	17,239
Interest receivable	36,428	35,294
Cash value of life insurance	147,156	146,175
Other assets	122,154	139,281
Total assets	$7,897,995	$7,872,518

Liabilities
Deposits
Non–interest bearing	$1,231,845	$1,277,768
Interest bearing	4,470,100	4,580,006
Total deposits	5,701,945	5,857,774
Borrowings	1,311,927	1,142,949
Subordinated notes	58,933	58,896
Junior subordinated debentures issued to capital trusts	57,087	57,027
Interest payable	5,922	5,380
Other liabilities	59,622	73,117
Total liabilities	7,195,436	7,195,143
Commitments and contingent liabilities
Stockholders’ equity
Preferred stock, Authorized, 1,000,000 shares, Issued 0 shares	—	—
Common stock, no par value, Authorized 99,000,000 shares Issued and outstanding 44,041,213 and 43,937,889 shares	—	—
Additional paid–in capital	354,035	354,188
Retained earnings	440,556	429,385
Accumulated other comprehensive income (loss)	(92,032)	(106,198)
Total stockholders’ equity	702,559	677,375
Total liabilities and stockholders’ equity	$7,897,995	$7,872,518

Horizon Bancorp, Inc. Reports First Quarter 2023 Results

Condensed Consolidated Statements of Income
(Dollars in Thousands Except Per Share Data, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Interest income
Loans receivable	$55,364	$50,859	$45,517	$40,585	$36,539
Investment securities – taxable	8,725	8,702	8,436	8,673	7,391
Investment securities – non–taxable	7,556	7,543	7,478	7,307	6,697
Other	153	83	65	43	115
Total interest income	71,798	67,187	61,496	56,608	50,742
Interest expense
Deposits	14,819	10,520	4,116	1,677	1,496
Borrowed funds	9,771	6,040	3,895	1,450	1,080
Subordinated notes	880	881	880	881	880
Junior subordinated debentures issued capital trusts	1,091	964	744	556	455
Total interest expense	26,561	18,405	9,635	4,564	3,911
Net interest income	45,237	48,782	51,861	52,044	46,831
Credit loss expense (recovery)	242	(69)	(601)	240	(1,386)
Net interest income after credit loss expense	44,995	48,851	52,462	51,804	48,217
Non–interest Income
Service charges on deposit accounts	3,028	2,947	3,023	2,833	2,795
Wire transfer fees	109	118	148	170	159
Interchange fees	2,867	2,951	3,089	3,582	2,780
Fiduciary activities	1,275	1,270	1,203	1,405	1,503
Losses on sale of investment securities	(500)	—	—	—	—
Gain on sale of mortgage loans	785	1,196	1,441	2,501	2,027
Mortgage servicing income net of impairment	713	637	355	319	3,489
Increase in cash value of bank owned life insurance	981	751	814	519	510
Death benefit on bank owned life insurance	—	—	—	644	—
Other income	362	804	115	461	892
Total non–interest income	9,620	10,674	10,188	12,434	14,155
Non–interest expense
Salaries and employee benefits	18,712	19,978	20,613	19,957	19,735
Net occupancy expenses	3,563	3,279	3,293	3,190	3,561
Data processing	2,669	2,884	2,539	2,607	2,537
Professional fees	533	694	552	283	314
Outside services and consultants	2,717	2,985	2,855	2,485	2,525
Loan expense	1,118	1,281	1,392	1,533	1,205
FDIC insurance expense	540	388	670	775	725
Core deposit intangible amortization	903	925	926	925	926
Other losses	221	118	398	362	168
Other expenses	3,548	3,179	3,578	3,287	3,574
Total non–interest expense	34,524	35,711	36,816	35,404	35,270
Income before income taxes	20,091	23,814	25,834	28,834	27,102
Income tax expense	1,863	2,649	2,013	3,975	3,539
Net income	$18,228	$21,165	$23,821	$24,859	$23,563
Basic earnings per share	$0.42	$0.49	$0.55	$0.57	$0.54
Diluted earnings per share	0.42	0.48	0.55	0.57	0.54

Horizon Bancorp, Inc. Reports First Quarter 2023 Results

Use of Non–GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP. Specifically, we have included non–GAAP financial measures relating to net income, diluted earnings per share, pre–tax, pre–provision net income, net interest margin, tangible stockholders’ equity and tangible book value per share, efficiency ratio, the return on average assets, the return on average common equity, and return on average tangible equity. In each case, we have identified special circumstances that we consider to be non–recurring and have excluded them. We believe that this shows the impact of such events as acquisition–related purchase accounting adjustments, among others we have identified in our reconciliations. Horizon believes these non–GAAP financial measures are helpful to investors and provide a greater understanding of our business and financial results without giving effect to the purchase accounting impacts and one–time costs of acquisitions and non–recurring items. These measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure. See the tables and other information below and contained elsewhere in this press release for reconciliations of the non–GAAP information identified herein and its most comparable GAAP measures.

Non–GAAP Reconciliation of Net Income
(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Net income as reported	$18,228	$21,165	$23,821	$24,859	$23,563
(Gain) / loss on sale of investment securities	500	—	—	—	—
Tax effect	(105)	—	—	—	—
Net income excluding (gain) / loss on sale of investment securities	18,623	21,165	23,821	24,859	23,563
Death benefit on bank owned life insurance (“BOLI”)	—	—	—	(644)	—
Net income excluding death benefit on BOLI	18,623	21,165	23,821	24,215	23,563
Adjusted net income	$18,623	$21,165	$23,821	$24,215	$23,563

Non–GAAP Reconciliation of Diluted Earnings per Share
(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Diluted earnings per share (“EPS”) as reported	$0.42	$0.48	$0.55	$0.57	$0.54
(Gain) / loss on sale of investment securities	0.01	—	—	—	—
Tax effect	—	—	—	—	—
Diluted EPS excluding (gain) / loss on sale of investment securities	0.43	0.48	0.55	0.57	0.54
Death benefit on bank owned life insurance (“BOLI”)	—	—	—	(0.01)	—
Adjusted diluted EPS	$0.43	$0.48	$0.55	$0.56	$0.54

Horizon Bancorp, Inc. Reports First Quarter 2023 Results

Non–GAAP Reconciliation of Pre–Tax, Pre–Provision Net Income
(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Pre–tax income	$20,091	$23,814	$25,834	$28,834	$27,102
Credit loss expense (recovery)	242	(69)	(601)	240	(1,386)
Pre–tax, pre–provision net income	$20,333	$23,745	$25,233	$29,074	$25,716

Pre–tax, pre–provision net income	$20,333	$23,745	$25,233	$29,074	$25,716
(Gain) / loss on sale of investment securities	500	—	—	—	—
Death benefit on BOLI	—	—	—	(644)	—
Adjusted pre–tax, pre–provision net income	$20,833	$23,745	$25,233	$28,430	$25,716

Non–GAAP Reconciliation of Net Interest Margin
(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Net interest income as reported	$45,237	$48,782	$51,861	$52,044	$46,831
Average interest earning assets	7,201,266	7,091,980	7,056,208	6,943,633	6,814,756
Net interest income as a percentage of average interest earning assets (“Net Interest Margin”)	2.67%	2.85%	3.04%	3.13%	2.90%

Net interest income as reported	$45,237	$48,782	$51,861	$52,044	$46,831
Acquisition–related purchase accounting adjustments (“PAUs”)	(367)	(431)	(906)	(1,223)	(916)
Adjusted net interest income	$44,870	$48,351	$50,955	$50,821	$45,915
Adjusted net interest margin	2.65%	2.83%	2.99%	3.06%	2.85%

Non–GAAP Reconciliation of Tangible Stockholders’ Equity and Tangible Book Value per Share
(Dollars in Thousands, Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Total stockholders’ equity	$702,559	$677,375	$644,993	$657,865	$677,450
Less: Intangible assets	171,547	172,450	173,375	173,662	174,588
Total tangible stockholders’ equity	$531,012	$504,925	$471,618	$484,203	$502,862
Common shares outstanding	43,621,422	43,574,151	43,574,151	43,572,796	43,572,796
Book value per common share	$16.11	$15.55	$14.80	$15.10	$15.55
Tangible book value per common share	$12.17	$11.59	$10.82	$11.11	$11.54

Horizon Bancorp, Inc. Reports First Quarter 2023 Results

Non–GAAP Calculation and Reconciliation of Efficiency Ratio and Adjusted Efficiency Ratio
(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Non–interest expense as reported	$34,524	$35,711	$36,816	$35,404	$35,270
Net interest income as reported	45,237	48,782	51,861	52,044	46,831
Non–interest income as reported	$9,620	$10,674	$10,188	$12,434	$14,155
Non–interest expense / (Net interest income + Non–interest income) (“Efficiency Ratio”)	62.93%	60.06%	59.33%	54.91%	57.83%

Non–interest expense as reported	$34,524	$35,711	$36,816	$35,404	$35,270

Net interest income as reported	45,237	48,782	51,861	52,044	46,831

Non–interest income as reported	9,620	10,674	10,188	12,434	14,155
(Gain) / loss on sale of investment securities	500	—	—	—	—
Death benefit on BOLI	—	—	—	(644)	—
Non–interest income excluding (gain) / loss on sale of investment securities and death benefit on BOLI	$10,120	$10,674	$10,188	$11,790	$14,155
Adjusted efficiency ratio	62.37%	60.06%	59.33%	55.46%	57.83%

Non–GAAP Reconciliation of Return on Average Assets
(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Average assets	$7,831,106	$7,718,366	$7,635,102	$7,476,238	$7,319,675
Return on average assets (“ROAA”) as reported	0.94%	1.09%	1.24%	1.33%	1.31%
(Gain) / loss on sale of investment securities	0.03	—	—	—	—
Tax effect	(0.01)	—	—	—	—
ROAA excluding (gain) / loss on sale of investment securities	0.96	1.09	1.24	1.33	1.31
Death benefit on BOLI	—	—	—	(0.03)	—
ROAA excluding death benefit on BOLI	0.96	1.09	1.24	1.30	1.31
Adjusted ROAA	0.96%	1.09%	1.24%	1.30%	1.31%

Horizon Bancorp, Inc. Reports First Quarter 2023 Results

Non–GAAP Reconciliation of Return on Average Common Equity
(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Average common equity	$693,472	$660,188	$680,376	$677,299	$716,341
Return on average common equity (“ROACE”) as reported	10.66%	12.72%	13.89%	14.72%	13.34%
(Gain) / loss on sale of investment securities	0.29	—	—	—	—
Tax effect	(0.06)	—	—	—	—
ROACE excluding (gain) / loss on sale of investment securities	10.89	12.72	13.89	14.72	13.34
Death benefit on BOLI	—	—	—	(0.38)	—
ROACE excluding death benefit on BOLI	10.89	12.72	13.89	14.34	13.34
Adjusted ROACE	10.89%	12.72%	13.89%	14.34%	13.34%

Non–GAAP Reconciliation of Return on Average Tangible Equity
(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Average common equity	$693,472	$660,188	$680,376	$677,299	$716,341
Less: Average intangible assets	172,139	173,050	173,546	175,321	176,356
Average tangible equity	$521,333	$487,138	$506,830	$501,978	$539,985
Return on average tangible equity (“ROATE”) as reported	14.18%	17.24%	18.65%	19.86%	17.70%
(Gain) / loss on sale of investment securities	0.39	—	—	—	—
Tax effect	(0.08)	—	—	—	—
ROATE excluding (gain) / loss on sale of investment securities	14.49	17.24	18.65	19.86	17.70
Death benefit on BOLI	—	—	—	(0.51)	—
ROATE excluding death benefit on BOLI	14.49	17.24	18.65	19.35	17.70
Adjusted ROATE	14.49%	17.24%	18.65%	19.35%	17.70%

Earnings Conference Call

As previously announced, Horizon will host a conference call to review its first quarter financial results and operating performance.

Participants may access the live conference call on April 27, 2023 at 7:30 a.m. CT (8:30 a.m. ET) by dialing 833–974–2379 from the United States, 866–450–4696 from Canada or 1–412–317–5772 from international locations and requesting the “Horizon Bancorp Call.” Participants are asked to dial in approximately 10 minutes prior to the call.

A telephone replay of the call will be available approximately one hour after the end of the conference through May 4, 2023. The replay may be accessed by dialing 877–344–7529 from the United States, 855–669–9658 from Canada or 1–412–317–0088 from other international locations, and entering the access code 6349380.

Horizon Bancorp, Inc. Reports First Quarter 2023 Results
About Horizon Bancorp, Inc.

Celebrating 150 years, Horizon Bancorp, Inc. (NASDAQ GS: HBNC) is the $7.9 billion–asset commercial bank holding company for Horizon Bank, which serves customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon Bank’s retail offerings include prime residential, indirect auto, and other secured consumer lending to in–market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in–market business banking and treasury management services, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana’s Michigan City, is available at horizonbank.com and investor.horizonbank.com.